Exhibit 23.02

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-42628, No. 333-82602, No. 333-102774 and
No. 333-76919) of Capital Bank Corporation of our report dated March 10, 2005 relating to the financial statements which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
Raleigh, North Carolina
March 13, 2006


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